EXHIBIT 10.4
AMENDMENT TO
EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of August 17, 2004, and as previously amended on July 6, 2009, between Dice Inc., a Delaware corporation (the “Company”), and Thomas M. Silver (“Employee”) is dated as of March 31, 2011.
WHEREAS, the Company and Employee wish to amend the Employment Agreement to provide that Employee's outstanding equity-based awards other than stock options receive the same treatment as outstanding stock options receive under the Employment Agreement in respect of acceleration of vesting under certain specified circumstances.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:
1.Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.

2.Amendment of Addendum to Employment Agreement.

(a)    Section 3(b) of the Addendum to the Employment Agreement is hereby amended by replacing the phrase “Stock Options” with the phrase “Stock Options, restricted stock and other outstanding equity-based awards”.
3.Continuing Effect of Employment Agreement. Except as expressly modified hereby, the provisions of the Employment Agreement (including the Addendum thereto) are and shall remain in full force and effect.

4.Governing Law. This Amendment shall be governed by, construed under, and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions or any conflict of laws provisions of any other jurisdiction which would cause the application of any law other than that of the State of New York.

5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

DICE INC.

By:	/S/ SCOT W. MELLAND
Name:	Scot W. Melland
Title:	Chairman, President & Chief Executive Officer

EMPLOYEE

/S/ THOMAS M. SILVER
Thomas M. Silver

[Signature page to amendment to Employment Agreement
between the Company and Thomas M. Silver]